Exhibit 4.9

[handwritten:]TFB-RJ-R$ 2.2 MM
2nd copy OK

BANK CREDIT BILL
(1ST amendment)

By this 1st Amendment (“Amendment”) to bank credit bill No. 10011108002280 issued on 08/22/2011 and disbursed on 08/25/2011, in the original amount of R$ 22,000,000.00 (twenty-two million reais) (hereinafter called, as amendment, corrected or ratified at any time, “Note”) by AES COMMUNICATIONS RIO DE JANEIRO S/A, with main offices at Avenida Marechal Floriano, 19 – 6th floor, Central district, city of Rio de Janeiro, state of Rio de Janeiro, registered in the CNPJ/MP under No. 02/720.349/0001-23 (hereinafter called simply “ISSUER”), the latter asks the BANCO ITAU BBA S.A., private financial institution, with main office at Av. Brigadeiro Faria Lima, 3400, 3rd to 8th and 11th and 12 floors (partial). In the City of Sao Paulo, State of Sao Paulo, registered in the CNPJ/MF under No. 17.298.092/0001-30 (hereinafter called simply “CREDITOR”) to amend the Note as follows:

1.  All terms and expressions written herein in upper case but not defined herein shall have the meanings attributed to them in the Note. All of the terms and expressions defined may be used in masculine or feminine, and singular or plural.

2. Considering the change in the business name of the ISSUER, the Parties decided to amend Table I in the Preamble to the Note, which takes effect with the following wording:

Table I – BANK CREDIT BILL ISSUER
Business name:  TIM FIBER RJ SA, new name of AES  CNPJ/MF:
COMMUNICATIONS RIO DE JANEIRO S/A                   02.720.349/0001-23
Address:  Avenida Marechal Floriano, 19 – 6th floor
City:  RIO DE JANEIRO  State:  RJ                                CEP: 20080-003
Email:                            Phone:                                    Fax:

3. By this Amendment the parties decide to amend the Interest rate of the Note, with the resulting change in the field for Charges in Table II of the Preamble to the Note, that now takes effect, specifically in relation to the Charges, with the following new wording:

“CHARGES:

Interest

a) INTEREST RATE:  100% (one hundred percent) of the CDI (money market interest), composed with the fixed rate of 0.900000% (zero point nine percent) annually, equal to 0.074692% (zero point zero seven four six nine two percent) per month.”

Instrument: 100111080022800	Page 1 of 4
Authentication(SIM-II): a06367df-4646-4f73-9511-d85937426209
IBBA_KG_CCB_Aditar_TIM_ID30749
[stamp:] LEGAL – TIM [initials]

4. By this Amendment the parties decide to amend the wording contained in sections c, g and h of Clause 7 of the Note, and exclude sections h.1 and l, with Clause 7 of the Note having the following wording as of this date:

“CLAUSE 7.  Early maturity.  The debt contained in this Bill may be considered mature early and thus payable by judicial and/or extrajudicial notification, in the event of any of the following cases, which the parties hereby acknowledge as being a direct cause for improperly increasing the risk of violation of the obligations assumed by the ISSUER, increasing the obligation to grant credit assumed by the CREDITOR herein:

a)
lack of compliance by the ISSUER with (i) any financial obligation assumed thereunder, not remedied within 3 (three) working days counted as of the date when the obligation in question was due; or (ii) any non-financial obligation assumed herein, not remedied within 30 (thirty) days as of the date the relevant notice was received from the CREDITOR;

b)	occurrence of the events mentioned in Articles 333 and 1425 of the Civil Code (Law No. 10.406/02);
c)
if the ISSUER (i) has declared bankruptcy, or (ii) has bankruptcy requested and not avoided within the legal time frame; (iii) is dissolved, or (iv) has a legitimate debt collection for which payment is required, in an individual or total amount of over R$80,000,000.00 (eighty million reais) unless (a) it was cancelled, halted, suspended or declared unlawful within 10 (ten) days counted as of the collection, or (b) it was done in error or bad faith by third parties, duly proven by the ISSUER;

d)	if the ISSUER proposes an out of court reorganization plan to the CREDITOR or to any other creditor or class of creditors, whether or not judicial approval for the plan is asked or obtained;
e)	if the ISSUER takes legal action with a request for a court-ordered reorganization, regardless of approval of the reorganization or of its approval by the relevant judge;
f)	early maturity of any other contract, bill of debt instrument signed by the ISSUER with the CREDITOR in an individual or total amount exceeding R$10,000,000.00 (ten million reais).
g)
change or amendment of the ISSUER corporate purpose so as to alter the existing main activities of the ISSUER or to add new business that has priority over current activities, except in cases of incorporation of companies in the same economic group of the ISSUER resulting in change or amendment of the ISSUER corporate purpose.

Instrument: 100111080022800	Page 2 of 4
Authentication(SIM-II): a06367df-4646-4f73-9511-d85937426209
IBBA_KG_CCB_Aditar_TIM_ID30749
[stamp:] LEGAL – TIM [initials]

h)
If there is any direct or indirect change, transfer or assignment of corporate/shareholder control or the incorporation, merger or spinoff of the ISSUER, not in the same economic group of the companies TIM BRASIL, SERVICOS E PARTICIPACOES S/A, TIM PARTICIPACOES S/A, TIM CELULAR S/A, INTELIG TELECOMUNICACOES LTDA., without prior, express authorization by the CREDITOR; and

i)	Any noncompliance, falsehood, inaccuracy, error or omission in any document signed, submitted or handed over by the ISSUER related to this Bill was detected.”

5. By this Amendment the parties decide to amend the wording of Clause 8 of the Note, which will take effect with the following wording:

CLAUSE 8.  Payment delay.  If any of the obligations set forth in this Bill are not met on a timely basis, including in the event of early maturity, the ISSUER shall be considered in default, regardless of whether it receives any judicial and/or extrajudicial notification from the CREDITOR, such that the ISSUER agrees to pay during the period in delay and for all amounts due under this Bill:

a)	Late interest calculated as of the date of noncompliance until the date payment is made, at the rate of 6% (six percent) annually on the amount due;
b)
Irreducible and compensatory late penalty of a flat 1% (one percent) on the amount due to not payment, after a grace period of 3 (three) working days, as of the time the payment was not made due to a fully proven operational problem by the ISSUER.

Paragraph One.  The charges set forth herein, indicated in items a and b above, will be calculated and capitalized until final settlement of the debt.”

6.  By this Amendment the parties decide to amend the wording of Clause 8 of the Note, which will take effect with the following wording:

“CLAUSE 9.  Attorney fees.  In the event there is a need for the CREDITOR to cover any AMOUNT due under this Bill, even if in credit authorization or execution due to insolvent debtor, the ISSUER is obligated to pay the CREDITOR indemnification for any fees due to CREDITOR attorneys due to being unsuccessful in a proceeding, in accordance with a binding and final ruling.”

7.  By this Amendment the parties decide to amend the wording of Clause 8 of the Note, which will take effect with the following wording:

“CLAUSE 10.  Expenses.  The ISSUER shall reimburse the CREDITOR for any expenses required in this Bill or any other general expenses it reasonably incurs or comes to incur related directly or indirectly to this Bill.  Such expenses are limited to a maximum amount of R$ 10,000.00 (ten thousand reais) and

Instrument: 100111080022800	Page 3 of 4
Authentication(SIM-II): a06367df-4646-4f73-9511-d85937426209
IBBA_KG_CCB_Aditar_TIM_ID30749
[stamp:] LEGAL – TIM [initials]

shall be reimbursed by the ISSUER within 30 (thirty) working days from the time the CREDITOR sends the respective vouchers.”

8.  The ISSUER acknowledges, for all purposes that, on this date, the balance due of its obligations assumed due to issue of the Note is R$ 22,000,000.00 (twenty-two million reais).

9.  Changes made in the Note by this Amendment shall not entail novation, so all obligations, clauses, terms and conditions set forth in the Note and not expressly altered by this Amendment, especially data on the Note contained in the unaltered preamble and its Annex I remain valid.  All guarantees established previously as a result of the Note are ratified.

10.  Due to this Amendment, the ISSUER shall pay in cash to or to the order of the CREDITOR, within the time frame indicated in the Note and at Maturity (as well as in the other payment data as expressly agreed in the Note as amended, corrected and/or ratified at any time), the existing debt, which is accurate, liquid and payable in accordance with the Note, in addition to other Charges, taxes and expenses resulting from the Note.

And the parties, considering it true and as agreed, sign this instrument in 2 (two) copies of identical form and content with a single effect.

Sao Paulo, February 2, 2012
[signature]		[signature]

Rodrigo G. Galvão	TIM FIBER RJ SA	Luisa Chaves
TIM – Finance & Treasury	[Stamp:] Itaú BBA, Accommodated SP, RJ Branch	TIM CELULAR S.A
Treasury Operations

AGREED:
[signatures]
__________________________
BANCO ITAU BBA S/A

[ILLEGIBLE] Ramos de Sant Ana	Fernanda {illegible]
ID 02136409-5	[illegible]
CPF [illegible]

WITNESSES:

1) [signature]	2) [signature]

Name: Daniel Fisman Nigri	Name: Albertina da F. B. de Oliveira
Individual Taxpayers’ Number:	Individual Taxpayers Number:
106.651.367-81	895.067.907-87
ID Number: 020.675.100-9

Instrument: 100111080022800	Page 4 of 4
Authentication(SIM-II): a06367df-4646-4f73-9511-d85937426209
IBBA_KG_CCB_Aditar_TIM_ID30749
[stamp:] LEGAL – TIM [initials]

BANK CREDIT BILL
No. 100111080022800
I. PREAMBLE

Table I – BANK CREDIT BILL ISSUER
Business name: AES COMMUNICATIONS RIO DE JANEIRO S/A CNPJ/MF: 02.720.349/0001-23 Address: Avenida Marechal Floriano, No. 19 – 6th floor City: RIO DE JANEIRO State: RJ CEP: 20080-003 Email: Phone: Fax:
Table II – BANK CREDIT BILL CHARACTERISTICS
AMOUNT OF PRINCIPAL: R$ 22,000,000.00 (twenty-two million reais) CREDIT LIQUID AMOUNT: As requested (defined below)
CHARGES:
INTEREST

a) Interest rate: 100% (one hundred percent) of CDI composed of the fixed rate of 1.50% (one point five percent) annually, equal to 0.124149 (zero point one two four one four nine percent per month).

Structuring Commission:
0.40% (zero point four percent), flat, due on the Principal Amount due on the Disbursement Date.

EXPENSES:
Expenses for registration and formalization of this Bill per Expenses Clause.
ISSUE DATE: 8-22-2011
DISBURSEMENT DATE: 8-25-2011
PLACE OF PAYMENT: SAO PAULO
TAXES:
a)   Tax on Financial Operations – paid on the same date as the loan’s disbursement

□with Issuer’s resources
☒ with resources from the loan granted by this CCB

The provisions of the Clause “Tax Payment” applies to the new taxes and the eventual increases in the existing ones.
MATURITY OF THIS BILL: Per Annex I, pursuant to the Clauses Promise to Pay and Early Maturity
Table III – ISSUER CHECKING ACCOUNT – DEBIT
Bank Itau Unibanco SA – No. 341	Branch 417	Checking Account # 54648-8
Table IV – CHECKING ACCOUNT FOR RELEASE OF PAYMENT
The checking accounts held by the ISSUER and indicated in the respective Applications (defined below)

II. – CLAUSES

CLAUSE 1.  Promise to Pay.  The ISSUER, characterized in the Preamble above (hereinafter called “ISSUER”) shall pay at the Place of Payment (indicated above) by this BANK CREDIT BILL No.100111080022800

Instrument: 100111080022800	Page 1 of 12
Authentication (SIM-II): 92a715EA-02C2-41f8-B581-F4D1B3115287
IBBA_KG_CCB_Conceder_TIM_ID44163_ID68281
[stamp: ] LEGAL – TIM [initials]
[stamp:] NON-NEGOTIABLE

(Bill) ISSUED in accordance with legislation now in effect, to BANCO ITAU BBA S/A (hereinafter simply called “CREDITOR”), a financial institution with main offices in the City of Sao Paulo, State of Sao Paulo, at Av. Brigadeiro Faria Lima, No. 3400 – 3rd to 8th and 11th and 12th floors, registered in the CNPJ/MF under No. 17.298.092/0001-20, either at its order, in installments, or at sight on the dates and at the times indicated in this Bill, in the Preamble and its Annexes (“MATURITY”), the debt in cash, accurate, liquid and payable, corresponding to the total amount used in this Bill plus the other Charges, taxes and expenses agreed herein (together called “AMOUNT”), in compliance with the other Clauses indicated hereinafter.

CLAUSE 2.  Subject and release of the credit. The subject of this Bill is the granting by the CREDITOR of a loan for use by the ISSUER.  The loan contracted herein shall become effective after request for disbursement to be sent by the ISSUER to the CREDITOR as set forth in Annex II (“Request”) or otherwise as allowed or not prohibited by standards now in effect.

Paragraph One - When indicated in the Preamble that the IOF will be paid with resources from the loan granted in this Bill, the CREDITOR shall withhold the tax, releasing the liquid amount of the loan to the ISSUER.

Paragraph Two - After the Request is send and the taxes and charges due early are deducted, as applicable, the Principal Amount mentioned in the Preamble will be credited directly to the Checking Accounts for release of ownership by the ISSUER indicated pursuant to the Preamble, unless otherwise indicated in writing.  The loan will be made by transfer and/or TED (Available Electronic Transfer) issued by the CREDITOR in accordance with the Request, or otherwise as allowed or not prohibited by standards now in effect.

Paragraph Three - When the terms of this bill have been met and the ISSUER instructions obeyed, the transfer made by the CREDITOR to the ISSUER or the use of other legal means of transfer shall characterize the usage of the loan contracted herein.

Paragraph Four - The Annexes and other documents issued within the framework thereof are integral parts of this Bill.

Paragraph Five - In cases in which the Disbursement Daye is after the Issue Date of this bill, in the event of any adverse and relevant change to the political, financial or economic conditions, national or international, of controls for exchange, interest, currency, exchange rates or interest rates, the CREDITOR may, at its sole discretion, prior to the disbursement to be made within the scope of this Bill, make a new agreement on Interest Fees, with prior notice.

If the ISSUER does not accept the changes proposed by the CREDITOR does not accept the changes proposed by the CREDITOR, the ISSUER may rescind this Bill at no charge, and without the obligation to pay any commission or compensation.

CLAUSE 3.  Charges and other financial markups.  The ISSUER shall pay the interest mentioned in the Preamble to be capitalized, notwithstanding payment of the other Charges and Taxes set forth in the

Instrument: 100111080022800	Page 2 of 12
Authentication (SIM-II): 92a715EA-02C2-41f8-B581-F4D1B3115287
IBBA_KG_CCB_Conceder_TIM_ID44163_ID68281
[stamp: ] LEGAL – TIM [initials]
[stamp:] NON-NEGOTIABLE

Preamble and the other Clauses of this Bill, on the Principal Amount.  The Interest may be the pre-set or post-set rate,

Paragraph One - At each half-year, counted as of the Disbursement Date for this Bill, the CREDITOR may, at its sole discretion, make a new agreement on the Interest Rate indicated in the Preamble, by prior notice of fifteen (15) days before the end of the aforementioned period, to be sent in accordance with the provisions of the “Communications” Clause hereinafter.  If the ISSUER does not agree with the interest Rate reported by the CREDITOR, the ISSUER is required, irrevocably and irreversibly, to pay this bill in advance, with the provisions of the Early maturity Clause applying, on the closing fate of the respective half year.  The absence of comment by the ISSUER within ten days of the closing of the respective half year shall be considered as tacit agreement of the new Interest Rate for all legal purposes and effects.

Paragraph Two -  The Interest will be capitalized daily, that is, capitalized exponentially pro rate temporis applying the Interest rate indicated in the Preamble to the balance due of the Principal Amount as of the Disbursement Date.  Daily capitalization is defined as being the result obtained by accumulation, in the form of capitalization consisting of the percentage of the average dally date of the CDI consisting of the fixed rate (both indicated in the Preamble), with (i) the percentage of the CDI being calculated on the basis of the annual average rate (considering a 252-day year) relative to operations with Interbank Certificates of Deposit (CDI) for a term equal to 1 (one) working day (over), determined and disclosed by CEIPT – Chamber of Custody and Settlement, with the daily factor rounded up to the eighth decimal and, (ii) the fixed rate, when defined, will also be calculated on a capitalized basis, but based on a 360 (three hundred sixty) day year.  If the CDI percentage is zero, interest shall be considered pre-set.

Paragraph Three - The Interest will be applied during the period this Bill is in effect (i) including the Interest Rate referring to the Disbursement Date, or date of the last payment of the principal installment, and (ii) excluding the Interest Rate referring to the respective maturity date.  In the event of termination, non disclosure or impossibility, for any reason, to sue the average daily rates for the CDI, during the time when it is not possible to use the daily average rates of the CDI, replacement rates shall be used based on the variance in the SELIC Rate at the Banco Central do Brasil (BACEN), published by ANDIMA – National Association of Financial Market Institution.

Paragraph Four -  Considering the introductory information in this Clause and its other Paragraphs, the following mathematical formula shows calculation of the amounts with proper application of interest:

Where:
a =	fixed rate expressed in base 360;

Instrument: 100111080022800	Page 3 of 12
Authentication (SIM-II): 92a715EA-02C2-41f8-B581-F4D1B3115287
IBBA_KG_CCB_Conceder_TIM_ID44163_ID68281
[stamp: ] LEGAL – TIM [initials]
[stamp:] NON-NEGOTIABLE

DC n =	term in straight days from the Disbursement Date or date of final payment of interest, whichever comes first, until the respective maturity date;
DU n =	term in working days from the Disbursement Date or date of final payment of interest, whichever comes first, until the respective maturity date;
P =	percentage of CDI;
Taxacetip =	rate of Interbank Certificates of Deposit (CDI), expressed in base 252;
VF n =	amount of each installment in respective maturity;
VP n =	amount of amortization of principal in nth percentage;
n =	installment number
SD n =	balance due of principal without deducting the installment being amortized.

CLAUSE 4.  Form of payment.  The ISSUER shall pay the entire AMOUNT due at the respective MATURITIES obligatorily by means of debit from the account mentioned in the Preamble held at Itau Unibanco SA (with main offices at Praca Alfredo Egydio de Souza Aranha, No. 100, Torre Itausa, in the city and state of Sao Paulo, registered in the CNPJ under No. 60.701.190/0001-04, hereinafter called “ITAU UNIBANCO”), which must have a sufficient balance.

Paragraph One - If the ISSUER does not have a checking account open with ITAU UNIBANCO, the ISSUER is obligated irrevocably and irreversibly to make the payments on the MATURITY dates by TED sent directly to the CREDITOR.

Paragraph Two - Any installment received outside the term set constitutes simple tolerance and shall not affect MATURITIES or other aspects of the conditions of this Bill, regardless of novation or modification of what is agreed herein, including late fees.

Paragraph Three - In the event that any maturity date (for principal, Charges, Taxes and financial markups) provided in this Bill and in the Requests coincides with national, municipal or bank holidays, the ISSUER shall make the payment on the first subsequent working day.  In this case, the interest shall apply up to the date of actual payment.

Paragraph Four - The ISSUER may make early payment of this Bill, partially or in full, in accordance with the provisions of the Early Liquidation Clause of this Bill.

CLAUSE 5.  The CREDITOR shall make available to the ISSUER on a monthly basis statement or calculation forms to be considered integral parts of this Bill.  The statements and calculation forms shall be sent by email to the ISSUER, in accordance with Clause 17, upon request.

Sole Paragraph - THE ISSUER ACKNOWLEDGES THAT THE AFOREMENTIONED ISSUER CHECKING ACCOUNT STATEMENTS AND CALCULATION FORMS SUBMITTED BY THE CREDITOR ARE PART OF THIS BILL AND THAT THE AMOUNTS CONTAINED THEREIN, IF DETERMINED IN ACCORDANCE WITH THIS BILL, ARE LIQUID, ACCURATE AND DETERMINED.  IF THE ISSUER DOES NOT AGREE WITH THE AMOUNTS ON ANY STATEMENT OR CALCULATION FORM, IT SHALL COMMUNICATE THIS FACT TO THE CREDITOR IN WRITING.  IF THE CLAIM IS NOT MADE AFTER 5 (FIVE) DAYS FROM THE DATE OF THE STATEMENTS AND/OR CALCULATION FORMS,

Instrument: 100111080022800	Page 4 of 12
Authentication (SIM-II): 92a715EA-02C2-41f8-B581-F4D1B3115287
IBBA_KG_CCB_Conceder_TIM_ID44163_ID68281
[stamp: ] LEGAL – TIM [initials]
[stamp:] NON-NEGOTIABLE

THEY WILL CONSTITUTE DOCUMENTARY EVIDENCE OF THE USE, ACCURACY AND LIQUIDITY OF THE CREDIT.

CLAUSE 6.  Place of payment.  In the event of payments due not being made by debt from the checking account, notwithstanding the applicable legal regulations and standards, the payments of the amounts due under this Bill, including the aforementioned markups, shall be made at the address of the CREDITOR, or any of its affiliates, directly to it or to its order.

CLAUSE 7.  Early maturity.  The debt contained in this Bill may be considered mature early and thus payable, by judicial and/or extrajudicial notification, in any of the following cases, which the parties hereby acknowledge to be direct grounds for improper increase in the risk of noncompliance with the obligations assumed by the ISSUER, making the obligation to grant the loan assumed by the CREDITOR in this Bill more burdensome:

a)
lack of compliance by the ISSUER (i) with any financial obligation assumed herein, not remedied within 3 (three) working days counted from the date on which the obligation in question was due, or (ii) with any non-financial obligation assumed in this Bill, not remedied within 30 (thirty) days counted as of the date of receipt of the relevant notification from the CREDITOR;

b)	the events mentioned in Articles 333 and 1.425 of the Civil Code (Law No. 10.406/02);
c)
If the issuer (i) has declared bankruptcy, or (ii) has bankruptcy requested and not avoided within the legal time frame; (iii) is dissolved, or (iv) has a legitimate debt collection for which payment is required, in an individual or total amount of over R$20,000,000.00 (twenty million reais) unless (A) within the period of 5 (five) working days the is has proven that the collection was done by mistake or in bad faith, (B) it was cancelled, or (C) its enforceability was suspended by court order;

d)	if the ISSUER proposes an out of court reorganization plan to the CREDITOR or to any other creditor or class of creditors, whether or not judicial approval for the plan is asked or obtained;
e)	if the ISSUER takes legal action with a request for a court-ordered reorganization, regardless of approval of the reorganization or of its approval by the relevant judge;
f)	early maturity of any other contract, bill of debt instrument signed by the ISSUER with the CREDITOR in an individual or total amount exceeding R$10,000,000.00 (ten million reais).
g)	change or amendment of the ISSUER corporate purpose so as to alter the existing main activities of the ISSUER or to add new business that has priority over current activities,;
h)
if there in any change, transfer or, direct or indirect, surrender of the control of the shares/company, or in the event that the ISSUER suffers incorporation, merger or separation outside the same business group of the companies without the CREDITOR’s previous approval, except when the control of the share/company is transferred to another company

Instrument: 100111080022800	Page 5 of 12
Authentication (SIM-II): 92a715EA-02C2-41f8-B581-F4D1B3115287
IBBA_KG_CCB_Conceder_TIM_ID44163_ID68281
[stamp: ] LEGAL – TIM [initials]
[stamp:] NON-NEGOTIABLE

whose rating is equal to or higher than (i) AA+, according to the parameters established by the  S&P or Fitch Agencies, and (ii) Aa1, according to the parameters established by the Moody’s Agency; or,
h.1)
in the event the corporate/shareholder control of the ISSUER becomes held by a company with no rating published by the rating agencies as indicated in item h above, the CREDITOR may at its sole discretion choose whether to declare early maturity of this Bill.

k)	[sic] any noncompliance, falsehood, inaccuracy, error or omission in any document signed, submitted or handed over by the ISSUER related to this Bill was detected; and
l)	the ISSUER fails to maintain the following financial index to be determined annually during the term of this Bill:

Liquid debt/EBITDA < (less than or equal to) 2.50 (two point five centisimos)

L1)
for the purposes of determining the financial index established above, which will be done annually as of the Issue Date of this Bill, accounting and financial documents of the ISSUER referring to the end of each fiscal year shall be used, with the following definitions being used:

Debt:
Sum of short- and long-term loans and financing, including discounted notes with regression, bonds and sureties provided to third parties, commercial /financial leasing and fixed-rate notes issued by the company that are not convertible resulting from public or private issue, on the local or international market, as well as liabilities resulting from derivatives.

Liquid Debt:
Amount of Debt less cash on hand, financial applications and assets from derivatives.

EBITDA:
Result from the 12 months prior to the determination date, before interest, taxes, depreciation and amortization, of the income from the non-operational result by the equity method.

CLAUSE 8.  Payment delay - If any of the obligations contained in this Bill is not met on a timely basis, including in the event of early maturity, the ISSUER is in default, regardless of whether it receives judicial and/or extrajudicial notification from the CREDITOR, such that the ISSUER agrees to pay, during the delay period and on all amounts due under this Bill:

a)
Default Interest, calculated day by day, in accordance with the variance in the BC SELIC rate published by ANDIMA, in the period between the obligation maturity date and the date of actual payment, affecting the total amount of the balance due determined on the maturity date, plus 1% (one percent) annually;

Instrument: 100111080022800	Page 6 of 12
Authentication (SIM-II): 92a715EA-02C2-41f8-B581-F4D1B3115287
IBBA_KG_CCB_Conceder_TIM_ID44163_ID68281
[stamp: ] LEGAL – TIM [initials]
[stamp:] NON-NEGOTIABLE

b)	Late fees at an effective rate of 1.00% (one percent) monthly, calculated day to day.

Paragraph One - The charges set forth herein, indicated in items a and b above, shall be calculated and capitalized up to the final settlement of the debt.

Paragraph Two - In the event it is impossible for any reason to use the rate indicated in item a, the Default Interest shall be calculated using the average of interest rates used by at least five (5) major Brazilian banks for assets, in their assets activities in reais, during the period between the maturity date of the obligation and the date of actual payment.

CLAUSE 9.  Attorney fees.  If there is a need for the CREDITOR to pay any AMOUNT due under this Bill, in credit approval or in enforcement against a bad debtor, the ISSUER is obligated to pay the CREDITOR an indemnification for any fees that may be due to CREDITOR attorneys for the case.

CLAUSE 10.  Expenses.  The ISSUER shall be responsible for any and all expenses and charges, regular or extraordinary, especially but not exclusively expenses for collection under this Bill, notarization of signatures and registration and/or notary records.  These expenses shall be paid by the ISSUER to the CREDITOR within 3 (three) working days after the ISSUER receives the respective debit note, under penalty of early maturity of this Bill.

CLAUSE 11.  Tax payment.  The ISSUER represents that it is aware of and agrees that the CREDITOR may pass on to it or require payment of any taxes, contributions and/or other charges, except for income tax affecting this Bill and/or that may affect it in the future. Resulting from the existence, increase and/or creation if such taxes, contributions and/or other charges.  Therefore, the ISSUER hereby acknowledges as liquid, accurate and payable any and all  amounts that may be presented against it by the CREDITOR relevant to these taxes, contributions and/or other charges, which shall be paid by the ISSUER when presented, under penalty of early maturity of this Bill and use of the guarantees established for this Bill.

Sole Paragraph - The IOF shall always be handled, collected and paid in accordance with this Bill and legislation in effect, and debit is authorized from the ISSUER checking account indicated in Table III of the preamble for payment purposes.

CLAUSE 12.  Early liquidation - The term of the ISSUER obligations under this Bill was established in the interests of both parties, such that the early payment by the ISSUER, including early payment by the CREDITOR receiving resources from another financial institution, constitutes compliance with the obligation outside the term.  The parties thus establish in advance that the balance due on the date of early payment will consist of the amount of unamortized principal, plus:  (i) the charges agreed in this Bill for the period until the early payment date and (ii) indemnification that the parties hereby agree will be 0.06% flat amount to be paid.

Instrument: 100111080022800	Page 7 of 12
Authentication (SIM-II): 92a715EA-02C2-41f8-B581-F4D1B3115287
IBBA_KG_CCB_Conceder_TIM_ID44163_ID68281
[stamp: ] LEGAL – TIM [initials]
[stamp:] NON-NEGOTIABLE

Paragraph One - At each half year, counted as of the Disbursement Date, the CREDITOR may, at its sole discretion, make order a new amount for the aforementioned indemnification, by prior notice of 15 (fifteen) days in advance of the end of the aforementioned period.

Paragraph Two - Payment of the indemnification addressed in this Clause 12 shall not apply in the event of prepayment made on the following dates:

I.  last day of the period of six (6) months counted as of the Disbursement Date of this Bill;
II. last day of the period of twelve (12) months counted as of the Disbursement Date of this Bill;
III. last day of the period of eighteen (18) months counted as of the Disbursement Date of this Bill;
IV. last day of the period of twenty-four (24) months counted as of the Disbursement Date of this Bill;
V. last day of the period of thirty (30) months counted as of the Disbursement Date of this Bill.

CLAUSE 13.  Tolerance.  Failure by the CREDITOR to exercise any rights or authorities it has under this Bill, or any agreement with delays in meeting the obligations assumed hereunder by the ISSUER, shall not involve a novation and shall not prevent the CREDITOR from exercising such rights and authorities at any time.

CLAUSE 14.  Other ISSUER obligations:

a)
The ISSUER assumes the responsibility to keep the CREDITOR updated in writing with its address. For the purposes of communication/information about nay act or fact arising from this Bill, it shall automatically be considered notified, with no further formalities, at the respective address indicated in the Preamble.

b)	The ISSUER is responsible for the accuracy and correctness of the data and information provided herein or sent to the CREDITOR in the Request or otherwise.
c)
The ISSUER is obligated to deliver to the CREDITOR, on the date requested by the CREDITOR, the documents requested by the CREDITOR to update those already delivered, which come to be required by standards in effect or due to a decision or guidelines from applicable authorities.

CLAUSE 15.  Environmental Responsibility.  The ISSUER represents that it respects environmental legislation and that resources used under this Bill  shall not be used for any purposes and/or projects that may cause social harm and that do not comply strictly with the legal and regulatory standards governing the National Environmental Policy.

Paragraph One - The ISSUER is required to obtain all documents (studies, studies, reports, licenses, etc.) when needed according to environmental protection standards, attesting to compliance therewith, and to inform the CREDITOR immediately of the existence of any unfavorable report by any authority.

Instrument: 100111080022800	Page 8 of 12
Authentication (SIM-II): 92a715EA-02C2-41f8-B581-F4D1B3115287
IBBA_KG_CCB_Conceder_TIM_ID44163_ID68281
[stamp: ] LEGAL – TIM [initials]
[stamp:] NON-NEGOTIABLE

Paragraph Two:  The ISSUER shall deliver to the CREDITOR, upon request, a certified copy of all of the aforementioned documents, immediately reporting to the CREDITOR, in writing, any irregularity or event that could lead the oversight agencies to consider noncompliance with any environmental protection standard or any obligation to indemnify any environmental damage.\

Paragraph Three:  The ISSUER, regardless of who is at fault, shall refund to the CREDITOR any amount it is ordered to pay for environmental damage that, in any way, the authority considers to be related to this Bill, and indemnify the CREDITOR for any loss of damage, including to its image, that the CREDITOR experiences as a result of the environmental damage.

CLAUSE 16.  Credit Information System (SCR).  The ISSUER authorizes the CREDITOR, at any time, even after termination of this operation, to:

a)
provide to the Banco Central do Brasil (BACEN), to be included in the SCR, information about the amount of its debts to mature and already matured, including late debts and activities taking a loss, as well as the amount of joint obligations assumed and guarantees given, and

b)	consult the SCR on any information on the ISSUER.

Sole Paragraph:  The purpose of the SCR is to provide BACEN with information on credit activity for purposes of supervising the credit risk and exchanging information among financial institutions.  The ISSUER is aware that consultation of the SCR by the CREDITOR requires prior authorization and approves any consultation done in advance for purposes hereof.  The ISSUER may have access and, in the event of discrepancy in the SCR data provided by the CREDITOR, request correction, exclusion or record of an additional annotation, including court-ordered measures, by written, well-founded request of the CREDITOR.

CLAUSE 17.  Communication.  Any notice of communication from one Party to the other about this Bill shall be made in writing and may be delivered or send by registered letter, fax or electronic mail, in any event with proof of receipt, to the address and to the attention of the legal representatives identified below:

To the ISSUER:	To the CREDITOR:
Attn: Luiz Eduardo Burger	Attn: Middle Office Operacoes
Ribeiro	Estruturadas
Address: Rua Lourenco	Address: Av. Brigadeiro Faria Lima,
Marques, No. 158 – 3rd floor	3400 - 11th floor – SP
Fax: 11 2195-2503	Fax: 11-3708-8857
Email:	Email: BBA-
luiz.eduardo.ribeiro@aes.com	MiddleEstruturadasOperacoes@itaubba.com.br

Paragraph One:  Any change in the above information, except in relation to the name of the current occupant of the positions indicated, shall be communicated to the other Party first and in writing, at least  5 (five) days in advance.  If any provision of this item is violated, communicates send according to the above information

Instrument: 100111080022800	Page 9 of 12
Authentication (SIM-II): 92a715EA-02C2-41f8-B581-F4D1B3115287
IBBA_KG_CCB_Conceder_TIM_ID44163_ID68281
[stamp: ] LEGAL – TIM [initials]
[stamp:] NON-NEGOTIABLE

shall be considered valid and delivered on a timely basis.

Paragraph Two:  Provided this Bill requires or allows any consent, approval, notice or request from one Party to the other, the consent, approval, notice or request shall be considered delivered and received:  (i) on the delivery date, if delivered by hand or by telegram; (ii) at the end of the first working day following transmission (with confirmation of receipt), if sent by fax; (iii) at the end of the second business day after it was sent, if sent by courier service, and (iv) at the end of the fifth working day after being sent, if sent by regular mail, postage prepaid, certified or registered, in any event when sent to people at the addresses indicated in this Clause.

CLAUSE 18.  Jurisdiction.  The jurisdiction of the Comarca of the Capital of the State of Sao Paulo is chosen to resolve any disputes over or based on this Bill and its warranties, and the CREDITOR may choose the jurisdiction of the ISSUER main offices, excluding any other jurisdiction that may apply.

Sao Paulo, August 22, 2011
[signatures and stamps]

ISSUER:	[signatures]
AES COMMUNICATIONS RIO DE JANEIRO S/A

AGREED:	BANCO ITAU BBA S/A
	[signature]	[signature]

	[stamp:]	[stamp:]
	Alfredo Fernandes Pereira	Maisa Golçalves Vieira
	Individual Taxpayers’ Registry:	ID Number: 12.854.680-3
	091.546.888-33	Individual Taxpayers’ Registry:
	ID Number: 9.822.972-2	064.676.168-47

[stamp:] ITAÚ BANK BBA S/A

WITNESSES:

1)	[signature]	2)	[signature]
	Katia Muniz de [illegible]		Juliana Cristina Rocha
	RG. 19.291.206-9		CPF: 287.547.488-01
	CPF: 135.464.468-95		RG: 26.493.507-X

Instrument: 100111080022800	Page 10 of 12
Authentication (SIM-II): 92a715EA-02C2-41f8-B581-F4D1B3115287
IBBA_KG_CCB_Conceder_TIM_ID44163_ID68281
[stamp: ] LEGAL – TIM [initials]
[stamp:] NON-NEGOTIABLE

ANNEX I

BANK CREDIT BILL No. 100111080022800  SIGNED ON 08-22-2011
PAYMENT SCHEDULE FOR PRINCIPAL AND INTEREST

INSTALLMENTS	AMOUNT IN R$	MATURITY
01	0.00 + 100% of CDI + 1.50% annually	02-22-2012
02	0.00 + 100% of CDI + 1.50% annually	08-20-2012
03	0.00 + 100% of CDI + 1.50% annually	02-18-2013
04	33.33% of principal + CDI + 1.50% annually	08-19-2013
05	33.33% of principal + CDI + 1.50% annually	02-17-2014
06	33.34% of principal + CDI + 1.50% annually	08-18-2014

Instrument: 100111080022800	Page 11 of 12
Authentication (SIM-II): 92a715EA-02C2-41f8-B581-F4D1B3115287
IBBA_KG_CCB_Conceder_TIM_ID44163_ID68281
[stamp: ] LEGAL – TIM [initials]
[stamp:] NON-NEGOTIABLE

ANNEX II
BANK CREDIT BILL No. 100111080022800  SIGNED ON 08-22-2011

DISBURSEMENT REQUEST

Sao Paulo, August 22, 2011

To Banco Itau BBA SA

Re:                                           BANK CREDIT BILL No. 100111080022800  SIGNED ON 08-22-2011 (BILL)

Dear Sirs:

All of the provisions, concepts and Clauses of the Bill apply to the loan hereby requested.  Thus, we confirm the loan date agreed in the Bill and ask for disbursement of the amount of R$ 22,000,000.00 (twenty-two million reais) (with the Liquid Amount of the Loan equal to R$ 21,587,170.00 (twenty-one million five hundred eighty-seven thousand one hundred seventy reais) on 08-25-2011 into the following checking accounts held by us:

I. Bank: 341	Branch: 417
Checking Account number:	54648-8
Amount:	R$ 21,587,170.00 (twenty-one million five hundred eighty-seven thousand one hundred seventy reais)

[signature and [seal:] ITAÚ BANK BBA S/A

AES COMMUNICATIONS RIO DE JANEIRO S/A

Instrument: 100111080022800	Page 12 of 12
Authentication (SIM-II): 92a715EA-02C2-41f8-B581-F4D1B3115287
IBBA_KG_CCB_Conceder_TIM_ID44163_ID68281
[stamp: ] LEGAL – TIM [initials]
[stamp:] NON-NEGOTIABLE